Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-219275) pertaining to the 2015 Incentive Award Plan, the 2015 Employee Stock Purchase Plan and the 2017 Employment Inducement Incentive Award Plan of Teladoc Health, Inc.,
(2) Registration Statement (Form S-8 No. 333-205568) pertaining to the Second Amended and Restated Stock Incentive Plan, the 2015 Incentive Award Plan and the 2015 Employee Stock Purchase Plan of Teladoc Health, Inc.,
(3) Registration Statement (Form S-3 No. 333-249886) and related Prospectus of Teladoc Health, Inc.,
(4) Registration Statement (Post-Effective Amendment on Form S-8 No. 333-248568) pertaining to the Livongo Health, Inc. 2019 Equity Incentive Plan, Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan and the Livongo Health, Inc. Amended and Restated 2008 Stock Incentive Plan,
(5) Registration Statement (Form S-8 No. 333-249892) pertaining to the Livongo Acquisition Incentive Award Plan of Teladoc Health, Inc.,
(6) Registration Statement (Form S-8 No. 333-253705) pertaining to the 2015 Incentive Award Plan and the 2015 Employee Stock Purchase Plan of Teladoc Health, Inc.,
(7) Registration Statement (Form S-8 No. 333-270181) pertaining to the 2015 Employee Stock Purchase Plan of Teladoc Health, Inc.,
(8) Registration Statement (Form S-8 No. 333-272279) pertaining to the 2023 Incentive Award Plan and the 2015 Employee Stock Purchase Plan of Teladoc Health, Inc., and
(9) Registration Statement (Form S-8 No. 333-273509) pertaining to the 2023 Employment Inducement Incentive Award Plan of Teladoc Health, Inc.
of our reports dated February 23, 2024 with respect to the consolidated financial statements of Teladoc Health, Inc. and the effectiveness of internal control over financial reporting of Teladoc Health, Inc. included in this Annual Report (Form 10-K) of Teladoc Health Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
New York, New York February 23, 2024